EXHIBIT 4.3
MICROCHIP TECHNOLOGY INCORPORATED
International Employee Stock Purchase Plan
Change Form

Please print and complete all information below:

Full Name:		Badge #:
Last First M

Home Address:

Social Security Number:	Date of Hire:

SECTION I - ELECTION

Change Payroll Deduction Percentage:

I hereby authorize Microchip Technology Incorporated to change my current deduction percentage to the following:

CIRCLE ONE:   1%        2%        3%        4%        5%        6%        7%        8%        9%        10%

SECTION II - BENEFICIARY

Beneficiary(ies) - List additional beneficiaries on back	Relationship of Beneficiary(ies)

SECTION III - WITHDRAW FROM THE EMPLOYEE STOCK PURCHASE PLAN (check one)

❒ Stop my contributions and purchase the Microchip Technology Incorporated shares on the next purchase date.

❒ Stop my contributions and refund my payroll Employee Stock Purchase Plan deductions collected.

____________________________________________	_______________________________________
Signature of Employee	Date